EXHIBIT 10.8

August 11, 2010

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, VA 23510

Attention: Douglas J. Glenn, Esq.

Dear Doug:

We refer to the Securities Purchase Agreement dated as of May 24, 2010 among Hampton Roads Bankshares, Inc. (the “Company”) and the investors party thereto, as amended and restated by the Second Amended and Restated Securities Purchase Agreement of even date herewith (as amended and restated, the “Second Amended and Restated Securities Purchase Agreement”). The parties hereto agree that the letters dated as of May 23, 2010 and June 30, 2010, between the Company and Midtown Acquisitions L.P., regarding the same subject matter, shall be superseded by this letter agreement and shall have no further effect after this letter agreement has been executed and delivered by the parties hereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Securities Purchase Agreement.

As an inducement to us to (a) enter into the Second Amended and Restated Securities Purchase Agreement, (b) consent to the Company’s execution of the Amended and Restated Investment Agreement between the Company CapGen Capital Group VI LP (the “CapGen Investment Agreement”) and CapGen Investor Letter, in each case, of even date herewith, and (c) waive our rights under Section 3.12 of the Second Amended and Restated Securities Purchase Agreement in respect of the amendment and restatement of the Original Stock Purchase Agreement with respect to CapGen embodied by the CapGen Investment Agreement, the Company hereby agrees to pay to Midtown Acquisitions L.P. a cash payment in the amount of $500,000 in immediately available funds (the “Consent Payment”). The Consent Payment shall be made by the Company to Midtown Acquisitions L.P. upon the First Closing to the bank account designated by Midtown Acquisitions L.P. not less than two Business Days prior to the First Closing.

Douglas J. Glenn, Esq.

August 11, 2010

Page two

If you are in agreement with the foregoing, kindly countersign this letter where indicated below.

Very truly yours,

Midtown Acquisitions L.P.

By: Midtown Acquisitions GP LLC, its General Partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HAMPTON ROADS BANKSHARES, INC.

By:
	Name:	Douglas J. Glenn
	Title:	Executive Vice-President, General Counsel and Chief Operating Officer